UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: October 3, 2011


                              CREENERGY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      333-133347               98-0479983
----------------------------       ------------------     ----------------------
(State or other jurisdiction      (Commission File        (IRS Employer Identifi
     of incorporation)                 Number)                 -cation Number)


    601 Union Street, Two Union Square, 42nd Floor, Seattle, Washington 98101
    -------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                 (206) 388-5498
                               ------------------
               Registrant's telephone number, including area code

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officers

Effective October 3, 2011, Shari Sookarookoff has resigned from her position as President and Chief Executive Officer and as Secretary/Treasurer and Chief Financial Officer of CreeEnergy, Inc. ("the Company.")

Appointment of Officers & Directors

Effective October 3, 2011, Dr. William Campbell, Ph.D. has been appointed as Chief Scientific Officer and a Director of the Company.

Effective October 3, 2011, Dr. Scott McKinley, Ph.D. has been appointed as Chairman of the Board of Directors and Chief Operating Officer of the Company.

Effective October 3, 2011, Ms. Deborah Fortescue-Merrin, has been appointed as the President of the Company and Mr. Richard Fortescue, brother of Ms. Deborah Fortescue-Merrin, has been appointed as Chief Financial Officer for the Company.

Their biographies are as follows.

Dr. William Campbell, Ph.D., B.Sc., M.Sc., Ph.D., 70, Director, Chief Scientific Officer

Dr. Campbell completed his B.Sc. in Chemistry at Concordia University (1962) and obtained his PhD in Microbiology and Immunology from the University of Montreal
(1971). Dr. Campbell has over 35 year of experience in the field of protein chemistry in Canada and Japan. He was senior researcher at the Choju Institute in Toyohashi, Japan, and Associate Professor at Nagoya City University in Japan from 1987 through 2002. He was scientific editor of the journal of Microbiology and Immunology. Dr. Campbell has also been the visiting scientist at the Kinsmen Laboratory of Neurological Research at the University of British Columbia. Since 2007 he has run Biomime Solutions, a consulting company based in Richmond, BC, and does contract work with University of British Columbia and several biotech companies. He is Chairman of the Board of Directors at Kinexus Bioinformatics in Vancouver, since 2007.


Dr. Scott McKinley, B.Sc., M.Sc., Ph.D., 57, Chairman of the Board of Directors, Chief Operating Officer

Dr. McKinley received his Ph.D. from the University of Waterloo, 1993. He has mentored and supervised the research of dozens of graduate students and postdoctoral fellows. He has also been the recipient of two Research Chairs: a) Natural Sciences and Engineering Research Council ("NSERC") /Industrial Research Chair and b) Canada Research Chair (Tier 1). Dr. McKinley holds a number of directorships including the Vancouver Aquarium, Centre for Aquaculture and Environmental Research (a partnership between UBC and Department of Fisheries and Oceans ["DFO"]), and Pacific Ocean Shelf Tracking ("POST"). Dr. McKinley was recently appointed to be a member of the High Level Expert Forum on how to feed the world population in 2050, sponsored by the Food and Agriculture Organization of the United Nations.

Dr. McKinley is currently a Professor of Animal Science at University of British Columbia, since 2001. He has over 30 years of experience in the field of ecology, animal physiology and biochemistry. He has conducted his research across Canada and Europe in fresh and marine waters. He has held a senior Canada Research Chair and an Industrial and Natural Sciences and Engineering Chair and has author two patents. He has served as Chair of the Technical Board of Experts for the Great Lakes Fishery Commission, Research committee for the Pacific Ocean Shelf Tracking (POST) study, and a member of the Board of Directors for POST and the Vancouver Aquarium. He is presently Director of the West Vancouver Marine Laboratory.

Deborah Fortescue-Merrin, 55, President

Ms. Deborah Fortescue-Merrin, B.Sc. (Biology/Human Genetics) from the University of British Columbia, 1977, has been a director and officer of numerous publicly traded companies over the past 15 years. She completed the IDA Registered Representative Securities Course in 1981, and was an investment advisor for twelve years, ultimately working in the area of corporate finance, specializing in special situations concerning medical issues. Ms. Fortescue-Merrin also delivered the daily C.M. Oliver market reports on CHQM radio in Vancouver from 1982-1984. She has lectured at a number of international anti-aging medicine congresses on the topic of Mandelic Acid in Dermatology. She has been the President, C.E.O., and director of North American Medical Services Inc., (NMI.V
- TSX-V), NuCelle Inc. (wholly owned subsidiary of NMI), since 2001, and Creator Capital Limited (CTORF-OTCBB) since 1999.

Richard Fortescue, 58, Chief Financial Officer

Mr. Richard Fortescue, B.Comm. graduated from the University of British Columbia in 1976. He has been the C.F.O. of North American Medical Services Inc. (NMI.V - TSX-V), NuCelle Inc. (wholly owned subsidiary of NMI), since 2009, and Director of Administrative Affairs for Creator Capital Limited (CTORF-OTCBB) since 2001.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                      CREENERGY CORPORATION


                                      By: /s/ Deborah Fortescue-Merrin
                                          --------------------------------------
                                               Deborah Fortescue-Merrin

                                               Date:  October 3, 2011